Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

THE MOSAIC COMPANY

EFFECTIVE DATE: JULY 2, 2009

-i-

-ii-

AMENDED AND RESTATED

BYLAWS OF THE MOSAIC COMPANY

(as adopted on July 2, 2009)

ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1.1. Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to Section 1.7, any other proper business may be transacted at an annual meeting.

SECTION 1.2. Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (x) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or (y) the Chairman of the Board, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

(b) A special meeting of the stockholders shall be called by the Board of Directors or the Chairman of the Board upon a request made in accordance with the requirements of this Section 1.2(b) by a stockholder of the Corporation (a “Majority Stockholder”) that, directly, and/or through its direct or indirect subsidiaries, beneficially owns shares of stock of the Corporation representing in the aggregate at least fifty percent (50%) of the total number of outstanding shares of common stock entitled to vote. Any request for a special meeting by a Majority Stockholder shall be directed to the Secretary of the Corporation and shall be signed by such Majority Stockholder, or a duly authorized agent of such Majority Stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 1.7(b) or Section 2.12(b), as applicable, as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the Majority Stockholder requesting the special meeting. A special meeting requested by a Majority Stockholder shall be held at such date, time and place within or without the state of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than forty-five (45) days after the request to call the special meeting by a Majority Stockholder who satisfies the requirements of this Section 1.2(b) is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by a Majority Stockholder shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law or (ii) the Board of

Directors has called or calls for an annual meeting of stockholders to be held within forty-five (45) days after the Secretary receives the request for the special meeting and the nominations to be presented at, and the business of, such annual meeting includes (among any other matters properly brought before the annual meeting) the nominations and business specified in the notice accompanying the Majority Stockholder’s request, in which case such notice accompanying the Majority Stockholder’s request shall be deemed to satisfy the notice requirements of Section 1.7 or Section 2.12, as applicable, in connection with such annual meeting. A Majority Stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and following such revocation, the Board of Directors, in its discretion, may cancel the special meeting. If the Majority Stockholder who submitted the request for a special meeting does not appear or send a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting. Business transacted at a special meeting requested by a Majority Stockholder shall be limited to the matters described in the notice accompanying the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by a Majority Stockholder if such matter is included in the notice of meeting sent to stockholders. The Chair of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these Bylaws, and if the Chair should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

(c) The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

SECTION 1.3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware, as may be amended from time to time (the “General Corporation Law”) or the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”)).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 1.4. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present.

SECTION 1.5. Organization. The Chairman of the Board or such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation, or in the absence of such officer, the President of the Corporation or, in the absence of such officer, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.

SECTION 1.6. Conduct of Business; Remote Communication. The chairman of any meeting of stockholders shall determine the order of business and the rules, regulations and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

If authorized by the Board of Directors in accordance with the Bylaws of this Corporation and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 1.7. Notice of Stockholder Business.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal offices of the Corporation no more than one hundred twenty (120) days and no less than ninety (90) days (or, in the case of a Majority Stockholder, no less than forty-five (45) days) prior to the anniversary date of the immediately preceding annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received by the later of (x) the twentieth (20th) day following the day on which the first public disclosure of the date of the annual meeting was made or (y) ninety (90) days (or, in the case of a Majority Stockholder, forty-five (45) days) prior to the date of such annual meeting). Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above.

(b) A stockholder’s notice to the Secretary with respect to an annual meeting, or with respect to a special meeting called at the request of a Majority Stockholder in accordance with Section 1.2 of these Bylaws, shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (5) any material interest of the stockholder in such business.

(c) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 1.7 (and in accordance with the procedures set forth in Section 1.2 of these Bylaws in the case of a special meeting called at the request of a Majority Stockholder). The Chair of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not so properly brought before the meeting, and in such event, such business not properly brought before the meeting shall not be transacted.

SECTION 1.8. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors, and except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Certificate of Incorporation or the Bylaws of this Corporation, all other matters shall be decided by the vote of the holders of stock having a majority of the votes cast by the holders of all stock entitled to vote on such question which are present in person or proxy at the meeting.

SECTION 1.9. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1. Number and Term of Office. The number of directors and term of office shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The number of directors shall be twelve (12) until otherwise fixed. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

SECTION 2.2. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors above thirteen (13) may be filled only by the stockholders at an annual or special meeting of stockholders by the vote of a plurality of the shares entitled to vote for the election of directors at such annual or special meeting. Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause (other than (x) as a result of an increase in the authorized number of directors above thirteen (13) or (y) one or more directors’ removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum. Any director chosen in accordance with this Section 2.2 shall hold office for a term expiring at the next annual meeting of stockholders at which the class of directors of such director is elected, in the case of a newly created directorship resulting from any increase in the authorized number of directors, or for the remainder of the term of the director he or she is replacing. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 2.3. Removal and Resignation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of its then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a plurality of the shares entitled to vote at such special meeting. A director so chosen shall hold office until the next annual meeting of stockholders at which the class of directors of such director is elected.

Any director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

SECTION 2.4. Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 2.5. Special Meetings. Special meetings of the Board of Directors may be called by three (3) of the directors then in office, by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as may be fixed by the person or persons calling the special meeting. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice one (1) day before the meeting by an overnight courier service and two (2) days before the meeting if by overseas courier service, or (iii) by telephoning, telecopying, telegraphing, electronically transmitting or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 2.6. Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 2.7. Participation in Meetings by Conference Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 2.8. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided herein or required by law.

SECTION 2.9. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

SECTION 2.10. Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.11. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors or a committee of the Board of Directors, reimbursement of their reasonable expenses, if any, of attendance at meetings and fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

SECTION 2.12. Nomination of Director Candidates. (a) Subject to any limitations stated in the Restated Certificate of Incorporation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this Section 2.12. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been timely given, to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal offices of the Corporation (i), with respect to an election to be held at an annual meeting of stockholders, no more than one hundred twenty (120) days and no less than ninety (90) days (or, in the case of a Majority Stockholder, no less than forty-five (45) days) prior to the anniversary date of the immediately preceding annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting, written notice by a stockholder in order to be timely must be received by the later of (x) the twentieth (20th) day following the day on which the first public disclosure of the date of the annual meeting was made or (y) ninety (90) days (or, in the case of a Majority Stockholder, forty-five (45) days) prior to the date of such annual meeting), and (ii), with respect to the election to be held at a special meeting of stockholders for the election of directors, prior to the close of business on the tenth (10th) day following the date on which the first public disclosure of the date of the special meeting was made or in accordance with Section 1.2. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above.

(b) A stockholder’s notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, and (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving notice: (1) the name and address, as they appear on the Corporation’s records, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder (determined as provided in clause (x)(3) above), (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

(c) At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee of the Board of Directors to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(d) The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III

COMMITTEES

SECTION 3.1. Committees of the Board of Directors. The Board of Directors shall have four (4) standing committees consisting of one or more directors as determined by the Board of Directors, which shall be designated the Executive Committee, the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee, and each of which shall be governed by its charter as approved by the Board of Directors and which shall comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate one or more other committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board. All committees of the Board of Directors shall be comprised of one or more directors. The Board of Directors may, if it desires, designate directors as alternate members who may replace any absent or disqualified member at any meeting of a committee.

The Audit Committee shall be comprised entirely of Non-Associated Directors, all of whom satisfy the applicable independence requirements of the New York Stock Exchange applicable to audit committees. The Corporate Governance and Nominating Committee shall be comprised of a majority of Non-Associated Directors. The Chairman of the Compensation

Committee, if there be such an officer, shall be a Non-Associated Director and, if required by Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 16 of the Securities Exchange Act of 1934, as amended, all other members of the Compensation Committee shall be Non-Associated Directors. The term “Non-Associated Director” shall mean a member of the Board of Directors who would be considered an “independent director” of the Corporation under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual and (b) the applicable rules and regulations of the Securities and Exchange Commission.

Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 3.2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

OFFICERS

SECTION 4.1. Generally. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board, until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

SECTION 4.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

SECTION 4.3. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or as provided by these Bylaws.

SECTION 4.4. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and other officers, employees and agents of the Corporation. The President shall preside at all meetings of the stockholders. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized by the Board of Directors.

SECTION 4.5. Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents, if any, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

SECTION 4.6. Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct financial books and records of account of the Corporation in written form or any other form capable of being converted into written form. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

SECTION 4.7. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the General Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

SECTION 4.8. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 4.9. Resignation; Removal; Vacancies. Subject to the rights and obligations set forth in a written employment agreement, if any, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

SECTION 4.10. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

SECTION 5.1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or a Vice President, and the Secretary, an Assistant Secretary or the Treasurer, certifying the number of shares owned by him or her. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

SECTION 5.2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.4 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

SECTION 5.3. Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) to exercise any rights with respect to any change, conversion or exchange of stock; or (iv) to take, receive or participate in any other lawful action.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate for stock in the place of any such certificate, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.5. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

SECTION 5.6. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

SECTION 6.1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service or any other reliable means permitted by applicable law (including, subject to the next paragraph, electronic transmission). Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

SECTION 6.2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 7.2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or other officer designated by the Board of Directors.

SECTION 7.3. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.

SECTION 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 7.5. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 7.7. Transactions With Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because any such director’s or officer’s votes are counted for such purpose if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and (b) the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 7.8. Definitions. (a) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 8.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right enforceable by each such person, and shall include the right to be paid by the Corporation expenses incurred in defending or otherwise responding to (e.g., as a witness or subpoenaed party) any such Proceeding in advance of its final disposition to the extent not prohibited by the Sarbanes-Oxley Act of 2002; provided, however, that, if required by the General Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 8.1 or otherwise.

Any indemnification as provided herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

For purposes of this Article VIII: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; and (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee.

SECTION 8.2. Right of Claimant to Bring Suit. If a claim for indemnification or advancement of expenses under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

SECTION 8.3. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses to the extent not prohibited by the Sarbanes-Oxley Act of 2002, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

SECTION 8.4. Non-Exclusivity of Rights. The rights conferred on any person by Sections 8.1, 8.2 and 8.3 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provisions of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 8.5. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification and expense advancement rights at least equivalent to those provided for in this Article VIII.

SECTION 8.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law.

SECTION 8.7. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of any present or former director or officer of the Corporation existing pursuant to this Article VIII at the time of such amendment, repeal or modification without the prior written consent of such present or former director or officer whose rights or protections would be adversely affected by such amendment, repeal or modification.

SECTION 8.8. Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

AMENDMENTS

The Board of Directors is expressly empowered to adopt, amend, alter or repeal the Bylaws of the Corporation, subject to the right of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation; provided, however, that the Board of Directors may make no such adoption, amendment, alteration or repeal of, or that is inconsistent with the terms of, (a) Section 1.2, Section 1.7(a), Section 2.2, Section 2.12(a) or this Article IX without the affirmative vote of the holders of stock having a majority of the votes cast by the holders of all stock entitled to vote at an annual or special meeting of stockholders in which such proposed adoption, amendment, alteration or repeal is proposed or (b) Section 8.7; provided that the foregoing clause (a) shall only apply for so long as there is a Majority Stockholder. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors permitted under this Article IX shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation.

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